Exhibit 23.1


                            SHELLEY INTERNATIONAL CPA
                               144 S. Mesa Dive #E
                               Mesa, Arizona 85210
                                  480-461-8301


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 2005, included in the Registration Statement to Form SB-2 and related Prospectus of Sew Cal Logo, Inc for the registration of shares of its common stock.

s/s Shelley International CPA
Shelley International CPA
Mesa, Arizona
March 7, 2006